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                                                                    EXHIBIT 10.4


                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT is made and entered into as of the ____ day of ________, 2004, by and between Desert Capital REIT, Inc., a Maryland corporation (the "Company"), and Premier Trust of Nevada, Inc. (the "Escrow Agent").

         WHEREAS, the Company intends to raise cash funds from investors (the "Investors") pursuant to subscription agreements for the purpose of capitalizing the Company;

         WHEREAS, pending the capitalization of the Company, it desires to deposit funds contributed by the Investors with a bank serving as Escrow Agent for the Investors and the Company;

         WHEREAS, the Company intends to offer not less than $2.5 million of shares of common stock, par value $0.01 per share (each, a "Share" and collectively, the "Shares"), for which each Investor will pay $10.00 per Share;

         WHEREAS, it has been determined that the proceeds to be received from the offering should be placed in escrow until such time as subscriptions for 250,000 Shares (the "Minimum Amount") has been deposited into escrow; and

         WHEREAS, the Escrow Agent is willing to accept appointment as Escrow Agent for only the expressed duties, terms and conditions outlined herein.

         NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

         1. PROCEEDS TO BE ESCROWED. All funds received from Investors ("Investors Funds") pursuant to their subscription agreements for the purchase of Shares will be deposited with or wired to the Escrow Agent within three business days following the day upon which such proceeds are received by Company in accordance with the instructions contained in section 9 hereof and shall be retained in an escrow account by the Escrow Agent and invested as stated herein. During the term of this Agreement, the Company shall cause all checks received by and made payable to it in payment for such Shares to be endorsed in favor of Bull Street Real Estate Investment Trust, Inc., Escrow Account.

         If any checks deposited in the escrow account prove uncollectible after the funds represented thereby have been released by the Escrow Agent to the Company, then the Company shall promptly reimburse the Escrow Agent for any and all cost incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Company.

         2. IDENTITY OF INVESTORS. Company shall furnish to the Escrow Agent with each delivery of funds, as provided in section 1 hereof, a list of the persons who have paid money for the purchase of Shares showing the name, address, amount of Shares subscribed for and the amount of money paid. All proceeds so deposited shall remain the property of the Investors and shall not be subject to any liens or charges by the Company, or the Escrow Agent, or judgments or creditors' claims against the Company, until released to the Company as hereinafter provided.



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Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as Escrow Agent. Regardless, Escrow Agent will treat this information as confidential.

         3. DISBURSEMENT OF FUNDS. From time to time, and at the end of the third business day following the Termination Date (as defined in section 4 hereof), the Escrow Agent shall notify the Company of the amount of Investors Funds received hereunder. If Investors Funds totaling the Minimum Amount or more are obtained at any time prior to the Termination Date and the Company has delivered a written notice (the "Notice") attached as Exhibit A, signed by two of the officers of the Company, stating that the Company has received and accepted subscription agreements for the Minimum Amount of Shares, then the Escrow Agent shall pay out the escrowed funds and all earnings thereon when and as directed by such officers. If the Minimum Amount of proceeds has not been delivered prior to the Termination Date, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than 30 days after the Termination Date, refund to each of the Investors at the address appearing on the list of Investors, or at such other address as shall be furnished to the Escrow Agent by the Investors in writing, all sums paid by the Investors pursuant to their subscription agreements for Shares, together with the interest earned on such funds in the escrow account, and shall then notify the Company in writing of such refunds. The Company may extend the offering once the Minimum Amount has been received by the Escrow Agent until such time as the Company has sold the maximum amount of Shares, as provided in the Form S-11 (as defined below) by giving written notice to the Escrow Agent.

         4. TERM OF ESCROW. The "Termination Date" shall be the earlier of (i) 1 year from the effectiveness of the Company's Registration Statement on Form S-11 (the "Form S-11") or (ii) the date the Escrow Agent received written notice from the Company that it is abandoning the sale of the Shares, subject to section 3 hereof. The Company may extend the termination date 60 days upon written notice to the Escrow Agent. In all events, this escrow shall terminate upon the second year anniversary from the date of this Agreement.

         5. DUTY AND LIABILITY OF THE ESCROW AGENT

         (a) Any written authorization or instructions by the Issuer to the Escrow Agent may be given in separate instruments.

         (b) The Escrow Agent is not a party to, and is not bound by, or charged with notice of, any of the underlying agreements, arrangements or understandings between outside parties, and the Escrow Agent has not assumed any obligation or liability under any of such agreements, arrangements or understandings.

         (c) The Escrow Agent is acting only as a depository for the subject matter of the Escrow Agreement.

         (d) If the subject matter of the escrow includes any check, draft, or other order for the payment of money, or if in the performance of the Escrow Agreement the Escrow Agent receives a check, draft or other order for the payment of money, the Escrow Agent shall deposit any such



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item for collection and the Escrow Agent shall not be responsible or accountable for the proceeds of any such item until they are received by the Escrow Agent.

         (e) The Escrow Agent, in the performance of this Escrow Agreement, and in its dealings with the Company, shall be entitled to assume and rely upon the genuineness of any written notice, request, waiver, consent, receipt, authorization, power of attorney or other document furnished to the Escrow Agent, and the Escrow Agent shall have no liability to the Company, and shall be fully protected and indemnified, when acting or relying in good faith upon any such document which Escrow Agent believes to be genuine.

         (f) In the performance of its duties under the Escrow Agreement, the Escrow Agent and its agents, employees, representatives and attorneys: (i) shall have no liability of any kind to the Company except for the Escrow Agent's own gross negligence or intentional misconduct; and (ii) may seek the advice of legal counsel from time to time, and shall incur no liability and shall be fully protected in acting in accordance with the opinion or instructions of such counsel.

         (g) The Company, shall save, indemnify, defend and hold the Escrow Agent and its agents, employees, representatives and attorneys harmless from and against all claims, causes of action and liabilities pertaining to, or arising from, the performance by the Escrow Agent of his duties under and in accordance with this Escrow Agreement, including without limitation: (i) all attorney fees, costs of court and cost of investigation incurred by the Escrow Agent; (ii) all damages of every type and nature, whether actual, direct, incidental, consequential, punitive or exemplary; and (iii) all claims and causes of action arising from the negligence or alleged negligence of the Escrow Agent or its agents employees, representatives and attorneys; provided however that this indemnity shall not extend to the Escrow Agent's own gross negligence or intentional misconduct.

As a condition to making or bringing a claim for indemnification against the Company, the Escrow Agent shall not be required to have made any payment or incurred any expense in conjunction with the claim, and if sued may immediately join the Company as third-party defendants to such suit for the purpose of asserting its indemnification rights.

         (h) If (i) there is any disagreement or dispute in connection with the Escrow Agreement or the subject matter thereof including any dispute of the Company; (ii) there is any disagreement or dispute between the Escrow Agent and Issuer; (iii) there is any disagreement or dispute between the Company and any person not a party to the Escrow Agreement; (iv) there are any adverse or inconsistent claims or demands upon, or inconsistent instructions, to the Escrow Agent; or (v) the Escrow Agent in good faith is in doubt as to what action to take pursuant to the Escrow Agreement, then, in the case of (i) through (v) of this section (h), the Escrow Agent may at its election refuse to comply any of such claims, demands or instructions, or refuse to take any other action pursuant to this Escrow Agreement, until: (i) the rights of all persons involved in the dispute have been fully and finally adjudicated by a court of competent jurisdiction, or the Escrow Agent has resolved any such doubts to its good faith satisfaction; or (ii) all disputes have been resolved between the persons involved, and the Escrow Agent has received written notice thereof satisfactory to it from all such persons. Without limiting the generality of the foregoing, the Escrow Agent may at its election interplead the subject matter of this Escrow Agreement with a court of competent jurisdiction, or commence judicial proceedings



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for a declaratory judgment, and the Escrow Agent shall be entitled to recover from the Company its attorney's fees and costs in connection with any such interpleader or declaratory judgment action.

         (i) The obligations by the Issuer to the Escrow Agent, including the payment of compensation and the Issuer's indemnity obligations pursuant hereto, shall be performable or payable at the Escrow Agent's offices in Las Vegas, Nevada.

         6. ESCROW AGENT'S FEE. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company.

         6. INVESTMENT OF PROCEEDS. All funds held by the Escrow Agent pursuant to this Agreement shall constitute trust property for the purposes for which they are held. The Escrow Agent shall invest all funds received from Investors in the Fidelity Prime Obligation Fund, a money market fund.

         7. ISSUANCE OF CERTIFICATES. Until the terms of this Agreement with respect to Shares have been met and the funds hereunder received from subscriptions for Shares have been released to the Company, the Company may not issue any certificates or other evidence of Shares, except subscription agreements.

         8. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to Company:

         Desert Capital REIT, Inc.
         2357 Renaissance Drive, Suite A
         Las Vegas, Nevada 89119



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If to Escrow Agent:

         Premier Trust of Nevada, Inc.
         411 Bonneville Avenue, Suite 1
         Las Vegas, NV  89101

Wires to Escrow Agent should be directed to the following:

         [Wiring Instructions]

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

         9. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

         10. GOVERNING LAW; JURISDICTION. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any court of competent jurisdiction in the State of Nevada.

         11. SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

         12. AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         13. ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

         14. SECTION HEADINGS. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         15. COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.



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         16. TIME OF ESSENCE. Time is of the essence in the performance of the obligations under this Agreement.

         17. RESIGNATION. Escrow Agent may resign upon 30 days advance written notice to the Company. If a successor Escrow Agent is not appointed within the 30-day period following such notice, Escrow Agent may petition any court of competent jurisdiction to name a successor Escrow Agent.

                  [Remainder of Page Intentionally Left Blank]




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first set forth above.

                                    DESERT CAPITAL REIT, INC.



                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------


                                    PREMIER TRUST OF NEVADA, INC.



                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------




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